SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2026

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(b),(c) On July 15, 2026, the Board of Directors of Union Bankshares, Inc. (the "Company") and Union Bank, a wholly owned subsidiary of the Company, appointed Union Bank's Chief Accounting Officer, Carrie R. Locklin, age 52, to serve as Chief Financial Officer of the Company and Union Bank, succeeding Karyn J. Hale, age 56, who held that position prior to Ms. Locklin's appointment. Ms. Hale retains the position of Chief Operating Officer of Union Bank and Vice President of the Company.
The above appointments were effective as of July 15, 2026 and are being announced in a press release dated July 16, 2026, a copy of which is filed as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 5.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1    Union Bank Press Release dated July 16, 2026, announcing the appointment of Carrie R. Locklin to Chief Financial Officer of Union Bank and Union Bankshares, Inc., succeeding Karyn J. Hale who held that position prior to Ms. Locklin's appointment and who retains the position of Chief Operating Officer of Union Bank and Vice President of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

July 16, 2026	/s/ Jeffrey F. Weidley
Jeffrey F. Weidley
President and Chief Executive Officer

July 16, 2026	/s/ Carrie R. Locklin
Carrie R. Locklin
Chief Financial Officer

EXHIBIT INDEX

99.1	Union Bank Press Release dated July 16, 2026, announcing the appointment of Carrie R. Locklin to Chief Financial Officer of Union Bank and Union Bankshares, Inc., succeeding Karyn J. Hale who held that position prior to Ms. Locklin's appointment and who retains the position of Chief Operating Officer of Union Bank and Vice President of the Company.

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